UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
AMENDMENT No. 1
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

May 10, 2011
(Date of earliest event reported)

GRIFFIN LAND & NURSERIES, INC.
(Exact name of registrant as specified in charter)

Delaware	06-0868496
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)

Commission File Number	1-12879

One Rockefeller Plaza, New York, New York	10020
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number including Area Code	(212) 218-7910

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Current Report on Form 8-K/A is being filed as Amendment No. 1 to the Form 8-K dated May 13, 2011 previously filed by Griffin Land & Nurseries, Inc. (“Griffin” or the “Registrant”), in order to update information disclosed under Item 5.07 Submission of Matters to a Vote of Security Holders, regarding the results of voting at Griffin’s 2011 Annual Meeting of Stockholders held on May 10, 2011.

The sole purpose of this Amendment No. 1 is to disclose Griffin’s decision regarding how frequently it will conduct non-binding advisory votes on the compensation paid to Griffin’s named executive officers.  No other changes are being made to the Form 8-K dated May 13, 2011.

Item 5.07	Submission of Matters to a Vote of Security Holders

As previously reported, in a non-binding advisory vote at Griffin’s 2011 Annual Meeting of Stockholders concerning the frequency of an advisory vote on the compensation paid to Griffin’s named executive officers, 2,741,257 shares were voted for a frequency of every three years, 1,015 shares were voted for every two years, 1,165,099 shares were voted for every year, 993,543 shares abstained from voting, and there were 126,493 broker non-votes.  After considering the preference of stockholders and other factors, Griffin’s Board determined at a meeting held on July 12, 2011, that Griffin will hold a non-binding advisory vote on the compensation of its named executive officers on an annual basis, until the next required non-binding advisory vote on the frequency of such future non-binding advisory votes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRIFFIN LAND & NURSERIES, INC.

	By:	/s/ Anthony J. Galici
Anthony J. Galici
Vice President, Chief Financial Officer
and Secretary
Dated: July 14, 2011